UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2011

HYBRID COATING TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53459	20-3551488
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

950 John Daly blvd, Suite 260, Daly City, CA 94015	94015
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 491-3449

EPOD Solar Inc.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

EXPLANATORY NOTE

The Licensing Agreement ("Licensing Agreement") previously filed as Exhibit 10.1 to our Current Report on Form 8-K filed with the SEC on August 18, 2010 ("August 18 Form 8-K"), is being refiled herein, as the final version of the Licensing Agreement was not filed due to a clerical error. This Licensing Agreement is intended to replace the previously filed Licensing Agreement and no other changes are being made to the August 18 Form 8-K.

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On October 18, 2011, Nanotech Industries International Inc., (“NTII”) the Registrant’s wholly owned subsidiary and Nanotech Industries Inc. (“NTI”) entered into a Licensing Agreement (“Licensing Agreement”) granting NTII an option (“Option”) to be exercised within six months of the signing of the Licensing Agreement, for the manufacturing and sale of environmentally safe adhesives and sealants (“LICENSOR Product”), for the following on for the following:

1.

The Registrant shall issue to NTI a one-time licensing fee (“Licensing Shares”), an aggregate number of shares of the Registrant’s common stock which shall give NTI, immediately upon such issuance of shares, a 15% (fifteen percent) ownership stake in the Registrant. The Licensing Shares shall be issued upon exercise of the Option to all of the shareholders of NTI at the time of issuance on a pro-rata basis and shall be issued as fully paid and non-assessable and shall bear the requisite restrictive legend in accordance with applicable securities law.

2.

NTII shall pay to NTI a royalty of 7.5% (seven and one half percent) of Gross Revenue from the Sale of the LICENSOR Product (“Royalty”) for the duration of this Agreement. The Royalty shall be paid on a quarterly basis 65 calendar days after the end of each quarter (the “Royalty Payment Period”) and shall be based on the Gross Revenue as stated in NTI’s quarterly statements.

The description of the Licensing Agreement contained in this Item 1.01 is qualified in its entirety by reference to the full text of the Licensing Agreement filed as Exhibit 10.2 hereto, which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description
10.1	Licensing Agreement, dated July 12, 2010
10.2	Licensing Agreement dated October 18, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPOD SOLAR INC.

By:	/s/:Joseph Kristul
Joseph Kristul
President and Chief Executive Officer

Date: October 18, 2011